Exhibit 3.1

Registered no: 05197494

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SUMMIT CORPORATION PLC

(as adopted by Special Resolution passed on 17 June 2010)

PRELIMINARY

1.	No regulations for the management of a company set out in, or in any subordinate legislation made under, any statute concerning companies shall apply as regulations or articles of the Company.

DEFINITIONS AND INTERPRETATION

2.1	Definitions

In these Articles unless the context otherwise requires:

“Act” means the Companies Act 2006;

“address” has the ordinary meaning and in relation to electronic communications, includes any number or address used for the purposes of such communications;

“Auditors” means the auditors of the Company from time to time;

“Board” means the board of Directors of the Company or the Directors present at a meeting of Directors at which a quorum is present;

“business day” means a week day on which banks are generally open for business in the City of London;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Companies Acts” means the Act, the Regulations and all other statutes, orders, regulations and other subordinate legislation for the time being in force concerning companies registered under the Act insofar as the same applies to the Company;

“Company” means Summit Corporation plc;

“connected with” in relation to a Director, has the meaning given by section 252 of the Act;

“Crest” means the electronic system for the transfer of shares and other securities operated by Euroclear UK & Ireland Limited;

“debenture” and “debenture holder” shall include debenture stock and debenture stockholder respectively;

“Directors” means those persons holding office as directors of the Company from time to time;

“electronic” means actuated by electric, magnetic, electro-magnetic, electro-chemical or electro-mechanical energy and “by electronic means” means by any manner capable of being so actuated and shall include e-mail and or other data transmission services (including a communication by means of a relevant system (as defined in the Regulations);

“Electronic Form” has the meaning given in the Act;

“executed” includes any mode of execution;

“Executive Director” means an Executive Chairman, Chief Executive Director, Managing Director, Chief Financial Officer, Joint Managing Director or Assistant Managing Director of the Company or a Director who is the holder of any other employment or executive office with the Company;

“Group” means the Company, its holding company and any Subsidiary Undertaking of the Company or of such holding company for the time being (and “Group Company” shall be construed accordingly);

“held” means, in relation to shares, the shares entered in the Register as being held by a Member and term “holder” shall be construed accordingly;

“Member” means a member of the Company;

“month” means calendar month;

“Office” means the registered office of the Company from time to time;

“paid up” means paid up or credited as paid up and includes any sum paid by way of premium;

“person” means individuals, bodies corporate and all other legal persons;

“present in person” means, in the case of an individual, that individual or his lawfully appointed attorney being present in person and, in the case of a corporation, being present by duly authorised representative or lawfully appointed attorney and, in relation to meetings, “in person” shall be construed accordingly;

“recognised investment exchange” shall have the meaning ascribed by section 285 of the Financial Services and Markets Act 2000;

“recognised person” means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange;

“Register” means the register of Members of the Company;

“Registrars” means the registrars of the Company from time to time;

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755);

“relevant system” means a relevant system as referred to in the Regulations to include Crest;

“Seal” means the common seal of the Company or any official seal that the Company may be permitted to have under the Act;

“Secretary” means any person appointed by the Board to perform any of the duties of company secretary and includes a joint, temporary or assistant secretary;

“Stock Exchange” means the London Stock Exchange plc or any successor body carrying on its functions;

“Subsidiary Undertaking” means a subsidiary undertaking as defined in section 1162 of the Act

“these Articles” means these articles of association as altered from time to time; and

“United Kingdom” means Great Britain and Northern Ireland.

2.2	Interpretation

In these Articles, unless the context requires otherwise:

(a)	references to persons include individuals, bodies corporate and other legal entities; words importing the singular number only shall include the plural and vice versa; words importing any gender shall include all genders;

(b)	references herein to statutory provisions or the provisions of subordinate legislation shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions from time to time and shall include any provisions of which they are re-enactments (whether with or without modifications);

(c)	subject to Articles 76 and 142, references to ‘writing’ shall include typewriting, word processing, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form and ‘written’ shall be construed accordingly;

(d)	the word ‘including’ shall be deemed to mean ‘including (without limitation)’ and any words following shall not be construed as an exhaustive list or to limit the generality of the wording preceding ‘including’;

(e)	save as otherwise expressly provided in these Articles or unless the context otherwise requires, any words or expressions defined in the Act in force at the date when these Articles or any part thereof are adopted shall bear the same meaning in these Articles or such part (as the case may be);

(f)	where for any purpose reference is made to an ordinary resolution of the Company, a special resolution shall also be effective; and

(g)	headings are inserted for convenience only and shall not affect the construction of these Articles.

REGISTERED OFFICE

3.	The Office shall be at such place in England and Wales as the Board shall from time to time appoint.

STATUS OF COMPANY AND CAPITAL

4.1	The Company is to be a Public Company limited by shares.

4.2	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

4.3	No regulations for management of a company set out in any schedule to the Statutes concerning companies or contained in any regulations or instrument made pursuant to a statute shall apply to the Company, but the following shall be the Articles of Association of the Company.

4.4	The capital of the Company is divided into an unlimited number of ordinary shares of 1 pence each (“(“Ordinary Shares”) and an unlimited number of deferred shares of 1 pence each (“Deferred Shares”) conferring on the holders the rights and being subject to the restrictions set out in these Article 5.

4.5	Nothing in these Articles shall constitute a restriction on the objects of the Company to do (or omit to do) any act and, in accordance with section 31(1) of the CA 2006, the Company’s objects are unrestricted.

SHARE RIGHTS

5.1	Subject to the provisions of these Articles, provisions of the Companies Acts and in particular to those conferring rights of redemption and without prejudice to any special rights conferred on the holders of any shares or class of shares, any shares in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

5.2	The Deferred Shares shall confer on the holders the following rights and the holders shall be subject to the following restrictions:- :-

(a)	as to dividends – the holders of the Deferred Shares shall have no right to receive dividends or other distributions;

(b)	as to voting - the holders of Deferred Shares shall not be entitled to receive notice of, or to attend or to vote at, any general meeting of the Company;

(c)	as to capital – on a return of assets on liquidation or otherwise the holders of the Deferred Shares shall be entitled to the amount paid up thereon but only after the holders of the Ordinary Shares have received the aggregate amount paid up thereon and in addition, have received £1,000,000 per Ordinary Share. The holders of the Deferred Shares shall not be entitled to share or participate further in a return of assets

REDEEMABLE SHARES

6.	Subject to the Companies Acts any shares may, with the sanction of a special resolution, be issued on terms that they are, or at the option of the Company and/or the holder are liable, to be redeemed. Subject as aforesaid, the terms and manner of redemption shall be provided for by special resolution passed before the issue of such shares.

VARIATION OF RIGHTS

7.	Subject to the Companies Acts and the terms of their issue, all or any of the rights and restrictions for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered, added to or abrogated with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of such shares.

8.	The rights conferred upon the holders of any shares or class of shares shall be deemed to be varied or abrogated by the reduction of the capital paid up on such shares or by the allotment of further shares ranking in priority thereto for payment of a dividend or repayment of capital but shall not, unless otherwise expressly provided in these Articles or the rights attaching to or the terms of issue of such shares, be deemed to be altered by:

(a)	the creation or issue of further shares ranking pari passu therewith or subsequent thereto save as to the date from which such new shares shall rank for dividends;

(b)	subject to Article 5, a purchase by the Company of its own shares.

CLASS MEETINGS

9.	The provisions of these Articles relating to general meetings apply to every separate general meeting of the holders of a class of shares but:

(a)	the quorum is 2 holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class;

(b)	at the meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every share of the class held by him;

(c)	if at any adjourned meeting of such holders such a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

SHARES

10.	Subject to the provisions of the Companies Acts and these Articles:

(a)	the unissued shares of the Company shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine;

(b)	the Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act as consideration for subscribing or agreeing to subscribe (whether absolutely or conditionally), or procuring or agreeing to procure, subscriptions (whether absolute or conditional) for shares and the commissions and brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

11.	Except as ordered by a Court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

CERTIFICATES

12.1	Every Member (other than a recognised person or a holder of shares in respect of which the Company is not by law required to complete and have ready for delivery a certificate) on becoming the holder of any shares shall be entitled, without payment, to receive within one month after allotment and within 5 business days of lodgement of a duly stamped (or adjudicated as exempt from stamp duty) transfer (unless the conditions of issue provide for a longer interval) one certificate for all such shares of any one class or, upon payment of such reasonable out-of-pocket expenses as the Board may from time to time determine for every certificate after the first, several certificates each for one or more of such shares of such class. If and for so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Member (except such a recognised person as aforesaid) who has transferred part of the shares comprised in his registered holding shall be entitled to a certificate for the balance without charge. Every certificate shall specify the shares to which it relates and the amount paid up thereon. The Company shall in no case be bound to register more than four persons as the joint holders of any shares. A certificate shall be issued within one month after the date of expiration of the right of renunciation (or within such other period as the terms of allotment provide) or (in the case of the transfer of shares) within ten business days after the lodgement with the Registrar of the transfer, not being a transfer which the Company is entitled to refuse to register and does not register. No share certificate shall be issued in respect of the Deferred Shares.

12.2.	If a share certificate is defaced, worn out, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement or wearing out, on delivery up of the old certificate to the Company.

13.	All forms of certificate for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall be issued under Seal or in such other manner as the Board may authorise. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificate need not be autographic but may be affixed to such certificate by some mechanical or electronic means or may be printed thereon or that such certificate need not be signed by any person.

14.	(a)	The Company may issue shares which may be held evidenced and transferred through a relevant system in uncertificated form, and where any share is held in uncertificated form the Company shall not issue and no person shall be entitled to receive a certificate in respect of such share at any time and for so long as the title to that share is evidenced otherwise than by a certificate and transfers may be made otherwise than by a written instrument by virtue of the Regulations. Title to shares in issue at the date of adoption of these Articles may be transferred and evidenced by a relevant system. The Board shall have power to implement any arrangements as they may, in their absolute discretion, think fit in relation to the evidencing and transfer of shares held in uncertificated form (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

	(b)	Conversion of shares held in certificated form into shares held in uncertificated form, and vice versa, may be made in such manner as the Board may, in its absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

(c)	The Company shall enter on the register of Members how many shares are held by each Member in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Regulations and the relevant system concerned.

(d)	Notwithstanding any provision of these Articles, a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which apply only in respect of certificated or uncertificated shares.

(e)	Crest accounts (or similar) of the members shall not be credited in respect of the member’s entitlement to Deferred Shares.

(f)	The provisions of Articles 12 to 13 (inclusive) shall not apply to uncertificated shares.

LIEN

15.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether presently or otherwise) in respect of such share and the Company shall also have a lien on all shares (other than fully paid shares) standing registered in the name of a sole holder (or the personal representatives of a deceased sole holder) for all sums payable by him or his estate to the Company. The Company’s lien on a share shall extend to all dividends and other moneys payable and distribution of assets attributable to or in respect of it. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article.

16.	The Company may sell, in such manner as the Board may think fit (for which purposes the Board may authorise the conversion of shares to be sold which are certificated shares into uncertificated shares, and vice versa so far as is consistent with the facilities and requirements of the relevant system concerned), any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen clear days after a notice stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share or the persons (if any) entitled to the shares by reason of his death or bankruptcy.

17.	The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for debts or liabilities not presently payable as existed upon the share or were payable by a single holder (or his personal representatives) to the Company prior to sale) be paid to the holder immediately before such sale of the share. For giving effect to any such sale the Board may authorise some person to transfer the share sold to, or in accordance with the directions of the purchaser thereof. The transferee shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

18.	Subject to the provisions of these Articles and to the terms of allotment of the shares the Board may from time to time make calls upon the Members in respect of any money unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Member shall (subject to the Company serving upon him at least fourteen clear days’ notice specifying the time or times and place of payment) pay to the Company at the time or times so specified the amount called on his shares. A call may be wholly or partly revoked or postponed as the Board may determine. A Member shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

19.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

20.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.	If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay:

(a)	all costs, charges and expenses incurred by the Company as a result of the non-payment; and

(b)	interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 2% p.a. above the base rate for the time being of National Westminster Bank plc, or such lower rate as the Board may determine;

but the Board shall be at liberty to waive payment wholly or in part. No Member shall be entitled to receive any dividend or other payment or distribution or to be present or vote at any meeting or upon a poll, or to exercise any privilege as a Member, until he shall have paid all calls for the time being due and payable on every share held by him whether alone or jointly with any other person, together with interest and expenses (if any).

22.	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with the terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of costs, charges, expenses, interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23.	The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

24.	The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, as may be agreed upon between the Board and the Member paying such sum in advance. No part of any such advance shall be taken into account in ascertaining the amount of the dividends payable on the shares.

FORFEITURE OF SHARES

25.	If a Member or a person entitled to a share by transmission fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on the person from whom the payment is due requiring payment of so much of the call or instalment as is unpaid, together with any interest at such rate not exceeding 2% p.a. above the base rate for the time being of National Westminster Bank plc which may have accrued, and any expenses incurred by the Company by reason of such non-payment.

26.	The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

27.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not paid before the forfeiture.

28.	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share or the person entitled to the share by transmission (as the case may be) and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register against the entry of the shares; but no forfeiture shall be in any manner invalidated by an omission or neglect to give such notice or to make such entry as aforesaid.

29.1	Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the Company and may, subject to the provisions of the Companies Acts, be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit and the Board may if necessary authorise a person to transfer the same to such other person as aforesaid, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on the terms of all calls and interest due thereon and all expenses incurred in respect of the share, or on the terms of compliance with the terms of any notice served under section 793 of the Act as appropriate and on such terms (if any) as the Board may think fit. If the share is not sold within three years of the date of forfeiture, it shall be cancelled and the amount of the share capital shall be diminished by the nominal value of the share.

29.2	The Board may accept a surrender of any share liable to be forfeited hereunder.

30.	A person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at the rate of 2% p.a. above the base rate for the time being of National Westminster Bank plc (or such lower rate as the Board may determine) from the date of forfeiture until payment and to satisfy all (if any) claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture or surrender, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

31.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on the date stated in that declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and, in the case of certificated shares, a certificate for the share delivered to the person to whom the same is sold or disposed of shall constitute good title to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and the latter shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share. The person who becomes registered as the holder of the share shall be discharged from all calls made before such sale, re-allotment or disposal of the share.

32.	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and of all sums then paid up thereon and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past Members.

TRANSFER OF SHARES

33.1	Subject to such of the restrictions of these Articles as may be applicable, any Member may transfer all or any of his shares in the case of certificated shares by an instrument of transfer in the usual common form or in any other manner which is permitted by the Act which the Board may approve. Any written instrument of transfer of a share shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

33.2	The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

34.1	In the case of uncertificated shares and subject to the Companies Acts, but notwithstanding any other provision in these Articles, a Member shall be entitled to transfer his shares and other securities by means of a relevant system.

34.2	Any provision in these Articles in relation to the shares shall not apply to any uncertificated shares to the extent that they are inconsistent with the holding of any shares in uncertificated form, the transfer of title to any shares by means of a relevant system and any provision of the Regulations.

35.	The Register may be closed at such times and for such periods as the Board may from time to time determine, not exceeding in whole thirty days in each year, upon notice being given by advertisement in a leading daily newspaper and in such other newspaper (if any) as may be required by the Companies Acts.

36.	Subject to compliance with section 771 of the Act, the Board may, decline to register any transfer of any share which is not a fully paid share providing that any such refusal will not prevent dealings in the shares from taking place on an open and proper basis.

37.	Subject to compliance with section 771 of the Act, the Board may decline to register a transfer of any share to a person known to be a minor, bankrupt or person who is mentally disordered or a patient for the purpose of any statute relating to mental health.

38.	Subject to compliance with section 771 of the Act, the Board may also decline to register any transfer unless:

(a)	any written instrument of transfer, duly stamped, is lodged with the Company at the Office or such other place as the Board may appoint accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised person or a holder of such shares in respect of whom the Company is not required by law to deliver a certificate and to whom a certificate has not been issued in respect of such shares); and

(b)	there is provided such evidence as the Board may reasonably require to show the right of the transferor to make the transfer and if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so; and

(c)	any instrument of transfer is in respect of only one class of share; and

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

The Company may retain an instrument of transfer which is registered but a transfer which the Directors refuse to register shall (except in the case of known or suspected fraud) be returned to the person lodging it when notice of the refusal is given.

39.	If the Board declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged with itsuch other period (if any) as may be prescribed by the Companies Acts, send to the transferee notice of the refusal, together with its reasons for the refusal.

40.	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title of any share, or otherwise making any entry in the Register relating to any share.

TRANSMISSION OF SHARES

41.	In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was sole holder, or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.

42.	Subject to the provisions of these Articles any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, subject as hereinafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement (and in the case of uncertificated shares, subject also to the facilities and requirements of the relevant system concerned), either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election either:

(a)	by signing an instrument of transfer of such share in favour of his nominee; or

(b)	in any other manner (whether or not by written instrument) as the Board may approve.

All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death or bankruptcy of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer signed by such Member.

43.	A person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but, subject to the provisions of Article 42, he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

CONVERSION INTO STOCK

44.	The Company may from time to time by ordinary resolution convert any fully paid up shares into stock and may reconvert any stock into fully paid up shares of any denomination. After the passing of any resolution converting all the fully paid up shares of any class in the capital of the Company into stocks any shares of that class which subsequently become fully paid up and rank pari passu in all other respects with such shares shall, by virtue of this Article and such resolution, be converted into stock transferable in the same units as the shares already converted.

45.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not, without the sanction of an ordinary resolution of the Company, exceed the nominal amount of each of the shares from which the stock arose.

46.	The holders of stock shall, according to the amount of stock held by them, have the same rights as regards dividends, voting at general meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right (except as to participation in dividends and in assets on a reduction of capital or a winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right.

47.	All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock, and the words “share” and “shareholder” herein shall include “stock” and “stockholder” respectively.

INCREASE OF CAPITAL

48.	Unless the Company in general meeting otherwise resolves by special resolution, the Company shall not have an upper limit on its share capital.

49	The new shares shall be subject to the provisions of these Articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise.

ALTERATION OF SHARE CAPITAL

50.1	The Company may from time to time by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	sub-divide its shares or any of them into shares of smaller amount (subject, nevertheless, to the Companies Acts ) and so that the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have any such preferred or other special rights over, or may have such deferred or qualified rights or be subject to any such restrictions as compared with, the other or others as the Company has power to attach to unissued or new shares;

(c)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its authorised share capital by the amount of the shares so cancelled, subject to the provisions of the Act; and

may also by special resolution

(d)	subject to any confirmation or consent required by law reduce its share capital or any capital redemption reserve or any share premium account in any manner authorised and subject to any conditions prescribed by the Companies Acts.

Subject to compliance with the terms of any such resolution as referred to in this Article, if as a result of any consolidation and/or division Members would become entitled to fractions of a share, the Board may for the purpose of dealing with the fractions, issue fractional certificates or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, or, if permitted, for the retention of such net proceeds for the benefit of the Company, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

50.2	Upon any consolidation of fully paid shares into shares of larger amounts, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may:

(a)	as between the holders of shares to be consolidated, determine which particular shares are to be consolidated into each consolidated share; and

(b)	in the case of any share registered in the name of one holder or joint holders being consolidated with shares registered in the name of another holder or joint holders, make such arrangements as may be thought fit for the sale of the consolidated share or any fractions thereof and for such purpose may appoint some person to transfer the consolidated share to the purchaser and arrange either for the distribution among the persons entitled thereto of the net proceeds of such sale after deduction of the expenses of sale or (when such net proceeds in respect of any holding do not exceed £3 or such greater sum as may be permitted from time to time by the Stock Exchange) for the payment of such net proceeds to the Company.

The transferee shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

50.3	The Board may alternatively, in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share, issue to each such holder credited as fully paid up by way of capitalisation the minimum number of shares required to round up his holding to such a multiple (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such shares shall be appropriated at its discretion from any of the sums standing to the credit of any of the Company’s reserve accounts (including, subject to the Act, share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up such shares.

PURCHASE OF OWN SHARES

51.	Subject to the provisions of the Act, the Company may purchase all or any of its shares of any class, including any redeemable shares. Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, shares in the Company shall be authorised by such resolution of the Company as may be required by the Act and by a special resolution passed at a separate general meeting of the holders of any shares which at the date on which the contract is authorised by the Company in general meeting entitle them, either immediately or at any time later on, to convert all or any of the shares of that class held by them into equity share capital of the Company. Neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any particular manner as between the holders of shares of the same class or as between them as the holders of shares of any class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

52	The Board shall convene and the Company shall hold general meetings and annual general meetings in accordance with the requirements of the Act at such times and places as the Board shall appoint.

53.	The Board may, whenever and wherever it thinks fit, convene annual general meetings and general meetings in accordance with the requirements of the Act. If there are not within the United Kingdom sufficient Directors to call a general meeting, any Director or Member may call the meeting.

NOTICE OF GENERAL MEETINGS

54.	An annual general meeting shall be called by not less than twenty-one clear days’ notice in writing and a general meeting (other than an annual general meeting) shall be called by not less than fourteen days’ clear notice in writing. The notice shall specify the place, day and time of the general meeting, and the general nature of the business and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend on a poll vote instead of him and that a proxy need not be a Member (provided that, in the case of multiple proxies, each proxy is appointed to exercise the rights attached to a different share or shares held by such member). The notice convening an annual general meeting shall specify the meeting as such, and a notice calling for a general meeting for the passing of a special resolution shall specify the intention to propose the resolution as a special resolution. Subject to the provisions of the Act, notice of every general meeting shall be given in manner hereinafter mentioned to all Members other than those who, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to Directors and the Auditors.

55.	Notwithstanding that a meeting of the Company is called by shorter notice than that specified in Article 54, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

56.	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

57.	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, at least two Members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

58.	If within fifteen minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such other day (not being less than seven days thereafter) and at such other time or place as the chairman of the meeting may determine and at such adjourned meeting two Members present in person or by proxy and entitled to vote shall be a quorum. The Company shall give not less than seven days’ notice in writing of any meeting adjourned through want of a quorum and such notice shall state that two Members present in person or by proxy and entitled to vote shall be a quorum. If at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting, or if during the meeting a quorum ceases to be present the meeting shall be dissolved.

59.	Each Director shall be entitled to attend and speak at any general meeting of the Company even if not a Member.

60.	The Chairman (if any) of the Board or, in his absence, a Deputy Chairman (if any) shall preside as chairman at every general meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor a Deputy Chairman is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

61.	The chairman may, with the consent of the meeting at which a quorum is present (and shall, if directed by the meeting to do so), adjourn the meeting either indefinitely or to another time or place. The chairman may also, without the consent of the meeting, adjourn the meeting (whether or not it has commenced or is quorate) either indefinitely or to such other time and place as he or the Directors decide if it appears to him that:

(a)	the number of persons wishing to attend cannot be conveniently accommodated in the place appointed for the meeting; or

(b)	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly holding or continuation of the meeting; or

(c)	an adjournment is otherwise necessary for the business of the meeting to be properly conducted; or

(d)	a proposal of such importance is made that the consideration of a larger number of Members is desirable.

62.	When a meeting is adjourned for thirty days or more, not less than seven clear days’ notice of the adjourned meeting shall be given as in the case of an original meeting save that it shall not be necessary to specify the business to be transacted. Save as expressly provided by these Articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

63.1	If the chairman considers that the meeting place specified in the notice convening the meeting is inadequate to accommodate all those entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the chairman is satisfied that adequate facilities are available to ensure that Members who cannot be accommodated are able to participate in the business of the meeting and to see and hear all persons present who speak (whether by the use of microphones, loud-speakers, audio visual communications equipment or otherwise), whether in the meeting place or elsewhere, and to be seen and heard by all other persons in the same manner.

63.2	The Directors may make such arrangements for controlling the level of attendance at each place, whether involving the issue of tickets (on a basis intended to afford all Members entitled to attend the meeting an equal opportunity of being admitted to the meeting place specified in the notice) or the imposition of some random means of selection or otherwise, as they consider appropriate. The entitlement of Members to attend shall be subject to these arrangements, whether stated in the notice as applying to that meeting or notified to the Members after the notice has been given.

63.3	The meeting shall be treated for the purposes of this Article as having taken place at the meeting place specified in the notice.

VOTES OF MEMBERS

64.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll. Subject to the provisions of the Act, a poll may be demanded by:

(a)	the chairman of the meeting; or

(b)	at least three Members present in person or by proxy and entitled to vote; or

(c)	any Member or Members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all Members having the right to attend and vote at the meeting; or

(d)	any Member or Members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sums paid up on all shares conferring that right.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

65.	In the case of a resolution duly proposed as a special resolution, no amendment (other than an amendment to correct a patent error) may be considered or voted on. In the case of a resolution duly proposed as an ordinary resolution, no amendment (other than an amendment to correct a patent error) may be considered or voted on unless at least forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting at which the resolution is to be proposed notice of the terms of the amendment and of the intention to move it has been lodged at the Office. If an amendment is proposed to a resolution under consideration which in good faith is ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by an error in the ruling.

66.	If a poll is duly demanded, it shall be taken in such manner as the chairman directs. The chairman may, and if required to do so by the meeting shall, appoint scrutineers (who need not be Members) and may fix a time and place for declaring the result of the poll which shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than thirty days after the date of the demand) and place as the chairman shall direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made. It shall not be necessary for notice to be given of a poll which is to be held immediately. Unless the chairman otherwise directs, notice need not be given of a poll which is not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

68.	On a poll votes may be given either personally or by proxy. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

69.	In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote.

70.	In the case of joint holders of a share the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

71.	Save as otherwise provided in these Articles and subject to any special terms as to voting upon which any shares may be issued or may for the time being be held, on a show of hands every Member who is present in person and is entitled to vote in his own right or the duly authorised representative of one or more corporations at a general meeting of the Company shall have one vote, and on a poll every Member who is present in person or by proxy shall have one vote for each share of which he is the holder.

72.	A Member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may if so permitted by the Board in its absolute discretion vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person authorised in that behalf by the Court, and such receiver, committee, curator bonis or other authorised person may vote by proxy, and may otherwise act and be treated as such Member for the purposes of any general meeting, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office (or at such other place in the United Kingdom as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote (such 48 hour period excluding weekends, Christmas Day, Good Friday and any bank holiday).

73.	No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting or meeting of the holders of any class of shares in the capital of the Company either in person or by proxy or to be reckoned in a quorum or to exercise any other right conferred by membership in relation to meetings of the Company or of the holders of any class of shares in the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

74.	If:

(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote was objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

DISCLOSURE OF INTERESTS

75.1	Notwithstanding anything in these Articles to the contrary, if a Member holding any shares or any other person appearing to be interested in any shares has been served a disclosure notice and the Company has not received (in accordance with the terms of such disclosure notice) the information required therein within 14 days after the service of such disclosure notice, then the Board may give the registered holder of such shares a notice (in this Article called a “restriction notice”) stating or to the effect that the shares in respect of which the default has occurred (the “default shares”) that the Member is not entitled, in respect of the default shares, from the service of such restriction notice, to attend or vote (either in person or by proxy) at any general meeting of the Company or at any separate general meeting of the holders of the shares of that class or upon any poll or to exercise any other right conferred by membership in relation to general meetings or meetings of the holders of any class of shares.

75.2	Where the default shares represent at least 0.25 per cent. or more (in nominal value) of the shares of a class in issue concerned then the restriction notice may additionally direct that:

(a)	any dividend payable in respect of the default shares (or any payment up of unpaid amounts in respect of these default shares or shares issued in lieu of dividend in accordance with Article 135) shall be retained (in whole or in part) by the Company until such time as the restriction notice is cancelled or ceases to have effect for any reason without any liability to pay interest thereon when such money is finally paid to the person entitled thereto and that prior to such time the acceptance of an offer made by the Company under Article 135 in respect of such dividend shall be of not effect; and/or

(b)	no transfer of the default shares, or of shares which include or might include default shares shall be effective or registered unless:-

(i)	the Member is not himself in default as regards supplying the information required and the transfer is of part only of the Member’s holding and when presented for registration is accompanied by a certificate by the Member to the effect that after due and careful enquiry the Member is satisfied that none of the shares to which the transfer relates is a default share and that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer and the transfer is to a bona fide unconnected third party; or

(ii)	registration of the transfer is permitted under the Regulations.

75.3	The Directors shall send a copy of the restriction notice to each other person appearing to be interested in the specified shares but their failure or omission to do so shall not invalidate the restriction notice.

75.4	For the purposes of this Article 75:-

(a)	“connected” shall have the meaning given to that term in section 839 of the Income and Corporation Taxes Act 1985;

(b)	“disclosure notice” means a notice issued by or on behalf of the Company requiring disclosure of interests in shares pursuant to section 793 of the Act;

(c)	“interested” shall be construed as it is for the purposes of section 793 of the Act (and a person other than a Member holding a share shall be treated as appearing to be interested in that share if the Member has informed the Company that the person is, or may be, or has been at any time during the three years immediately preceding the date that the disclosure notice is issued, so interested, or if the Company (after taking into account any information obtained from the Member or, pursuant to a disclosure notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested); and

(d)	a person other than the Member holding a share shall be treated as appearing to be interested in that share if:-

(i)	the Member has informed the Company, whether under any statutory provision relating to disclosure of interests or otherwise, that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the restriction notice is issued, so interested; or

(ii)	the Board (after taking account of any information obtained from the Member or, pursuant to a disclosure notice, from any other person) knows or has reasonable cause to believe that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the restriction notice is issued, so interested; or

(iii)	in response to a restriction notice, the Member or any other person appearing to be so interested has failed to establish the identities of all those who are so interested and (after taking into account the response and any other relevant information) the Board has reasonable cause to believe that such person is or may be so interested.

75.5	A restriction notice shall have effect in accordance with its terms for so long as in the opinion of the Board the default in respect of which the restriction notice is served continues and (unless the Board otherwise determines) for a period of seven days thereafter but may be cancelled by the Board at any time. In the event that the Company receives a notice of transfer in respect of all or any default shares which would otherwise be given effect to pursuant to a sale:

(a)	on the acceptance of a takeover offer (as defined in sections 974 to 976 (inclusive) and 991 of the Act) for the shares of the class of which the default shares form part; or

(b)	on any stock exchange outside the United Kingdom on which the Company’s shares are normally dealt; or

(c)	on a recognised investment exchange,

to a person not connected with the Member holding such default shares or with any other person appearing to be interested in such restricted shares, then all the restrictions imposed on such default shares will cease to apply with effect from the date on which such aforementioned notice is received by the Company provided that if, within ten days after receipt of such aforementioned notice, the Board decides that it has reasonable cause to believe that the change in the registered holder of such default shares would not be as a result of an arm’s length sale resulting in a material change in the beneficial interests in such default shares, the restrictions imposed on such default shares will continue to apply.

75.6	Where the Board makes a decision pursuant to the proviso to Article 75.5, the Company shall notify the purported transferee of such decision as soon as practicable and any person may make representations in writing to the Board concerning any such decision. The Company shall not be liable to any person as a result of having imposed restrictions or deciding that such restrictions shall continue to apply if the Board acted in good faith.

75.7	Shares issued in right of default shares shall on issue become subject to the same restrictions whilst held by that Member as the default shares in right of which they are issued. For this purpose, shares which are allotted or offered or for which applications are invited (whether by the Company or otherwise) pro rata (or pro rata ignoring fractional entitlements and shares not allocated to certain Members by reason of legal or practical problems associated with offering shares outside the United Kingdom) shall be treated as shares issued in right of default shares.

75.8	The limitations on the powers of the Board to impose and retain restrictions under this Article 75 are without prejudice to the Company’s power to apply to the court pursuant to the Act to apply these or any other restrictions on any conditions.

PROXIES

76.

All votes may be given in person or by proxy. A Member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company. A Member may appoint more than one proxy to attend on the same occasion and if he does so he shall specify the number of shares held by him in respect of which each proxy is entitled to exercise votes. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. Delivery of an appointment of proxy shall not preclude a Member from attending, speaking or voting at a meeting or any adjournment of it. The instrument appointing a proxy shall, subject to Article 78, be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person duly authorised to sign the same. A proxy need not be a Member. If the Directors in exercising their discretion decide a proxy appointment may be in Electrobic Form, any such appointment may be subject to authentication in such manner as the directors may determine.

77.	The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall:

(a)	be delivered at the Office (or at such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith), not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote (such 48 hour period excluding non-working days in accordance with section 327 of the Act); or

(b)	in the case of a poll taken more than forty-eight hours after it was demanded, be delivered at the Office (or other specified place) not less than twenty-four hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman or to the Secretary or to any Director,

and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution. If two or more valid but differing instruments are delivered in respect of the same share for use at the same meeting, the one which is last to be delivered shall be treated as replacing the others in respect of that share. If the Directors cannot readily determine to their satisfaction which was the last to be delivered, they may, in their absolute discretion, determine that any one or none of them shall be treated as valid in respect of the share.

78.	Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting (or separately) physical and/or electronic forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of any resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. Notwithstanding any other provision of these Articles the Directors can, but they are not obliged to, accept proxy forms which are delivered electronically or by other data transmission process subject to any limitations, restrictions or conditions that they decide. If so, then any requirements of these Articles that the proxy form is in writing and signed or sealed does not, to the extent the Directors decide, apply but the Directors can require such evidence as they think appropriate to show that the proxy appointment is valid. An instrument of proxy need not be witnessed.

79.	A vote or poll demanded by proxy or by the duly authorised representative of a corporation given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or incapacity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, incapacity or revocation shall have been received by the Company at the Office (or such other place in the United Kingdom as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) three hours at least before the commencement of the meeting or adjourned meeting, or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the taking of the poll, at which the instrument of proxy is used.

CORPORATIONS ACTING BY REPRESENTATIVES

80.1

Subject to the Act, any corporation which is a Member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative or representatives at any meeting of the Company, or at any meeting of any class of Members of the Company. The person or persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company (and the corporation for the purposes of these Articles shall be deemed to be present in person at any such meeting if a person or persons so authorised is/are present at it and all references to attendance and voting in persons shall be construed accordingly). Such representative or representatives may be required to produce a copy of such resolution certified by an officer of such corporation.

80.2	Where a corporation authorises more than one person, any one of them is entitled to exercise the same powers on behalf of the corporation as the corporation may exercise if it were an individual Member of the Company and all of them may speak at the meeting, save that if more than one of them purports to exercise a power (other than a power to speak at the meeting) on behalf of the corporation then (subject to the Act (including section 152 of the Act (if applicable)):-

(a)	if they purport to exercise the power in the same way, the power is treated as exercised in that way; but

(b)	if they do not purport to exercise the power in the same way, the power is treated as not exercised.

NUMBER OF DIRECTORS

81.	The Directors shall be not less than two nor, unless and until otherwise determined by ordinary resolution of the Company, more than twelve in number.

APPOINTMENT AND REMOVAL OF DIRECTORS

82.	Subject to the provisions of these Articles, the Company may by ordinary resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board.

83.1	Without prejudice to the power of the Company in general meeting pursuant to any of the provisions of these Articles to appoint any person to be a Director, the Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board. Any Director so appointed by the Board shall hold office only until the earlier to occur of the close of the next following annual general meeting and someone being appointed in his stead at that meeting. Such a Director shall be eligible for re-election at that meeting but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

83.2	A resolution for the appointment of 2 or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it and any resolution moved in contravention of this provision organised shall be void.

84.	The Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with the Act, remove any Director before the expiration of his period of office and may (subject to these Articles) by ordinary resolution appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

85.	No person other than a Director retiring at the meeting shall, unless recommended by the Board, be eligible for election to the office of Director at any general meeting unless, not less than seven and not more than twenty-eight clear days before the day appointed for the meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected, accompanied by the particulars to be inserted in this register of Directors were he so appointed.

AGE OF DIRECTORS

86.	No Director shall vacate or be required to vacate his office as a Director on or by person of his attaining the age of 70 or any other age, and any Director retiring or liable to retire under the provisions of these Articles and any person proposed to be appointed a Director shall be capable of being appointed or reappointed notwithstanding that he has attained the age of 70 or any other age and no special notice need be given of any resolution for the appointment or reappointment as a Director of a person who shall have attained the age of 70 or any other age.

DIRECTORS’ SHAREHOLDING QUALIFICATION

87.	No shareholding qualification for a Director shall be required but he shall be entitled to receive notice of, attend and speak at all general meetings of the Company and of any class of Members of the Company.

DISQUALIFICATION OF DIRECTORS

88.1	Without prejudice to the provisions or retirement by rotation hereinafter contained, the office of a Director shall be vacated in any of the events following, namely:

(a)	if (not being an Executive Director whose contract precludes resignation) he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board; or

(b)	if the Board resolves that he is through physical or mental incapacity or mental disorder no longer able to perform the functions of a Director; or

(c)	if he fails, without leave, to attend (whether or not an alternate Director appointed by him attends) three successive Board meetings or four Board meetings in any consecutive period of 12 months despite a notice being given to him prior to such third or fourth meeting (as the case may be) that the provisions of this paragraph might apply and not less than two-thirds of all the other Directors (excluding the Director concerned and, in his capacity as such, any alternate director appointed by the Director concerned) resolving that his office should be vacated; or

(d)	if he becomes bankrupt or a receiving order is made against him or he makes an arrangement or composition with his creditors or applies to the Court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement; or

(e)	if he is prohibited by law from being a Director; or

(f)	if he ceases to be a Director by virtue of the Act or is removed from office pursuant to these Articles.

88.2	A resolution of the Directors declaring that a Director has vacated office under Article 88.1 shall be conclusive as to that fact and as to the ground of vacation as stated in the resolution.

88.3	Without prejudice to any of the provisions for disqualification of Directors or for the retirement by rotation hereinafter contained, the office of a Director shall be vacated if by notice in writing delivered to the Office or tendered at a meeting of the Board his resignation is requested by all of the other Directors (being not less than three in number) excluding the Director concerned and, in his capacity as such, any alternate Director appointed by the Director concerned.

ROTATION OF DIRECTORS

89.	At every annual general meeting one-third of the Directors for the time being or, if their number is not a multiple of three, then the number nearest to and not exceeding one-third shall retire from office and each Director shall retire from office at least once every three years. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

90.	The Directors to retire on each occasion shall be those subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were re-elected Directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot. The Directors to retire on each occasion both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting, and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after the date of such notice but before the close of the meeting.

91.	A Director who retires at the annual general meeting shall be eligible for re-election. If he is not reappointed he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

92.	Subject to the provisions of these Articles, the Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost or such Director has given notice in writing to the Company that he is unwilling to be re-elected or such Director has attained any retiring age applicable to him as Director pursuant to the Act.

EXECUTIVE DIRECTORS

93.	The Board may from time to time appoint one or more of its body to be Executive Chairman, Non Executive Chairman, Chief Executive Director, Chief Financial Officer, Joint Chief Executive Director, Managing Director, Joint Managing Director, Assistant Managing Director or Chief Operating Officer or to hold any other employment or executive office with the Company for such period (subject to the Act) and upon such terms as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company have against such Director for any breach of any contract of service between him and the Company.

94.1	An Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

94.2	An Executive Director shall be taken into account in determining the retirement by rotation of Directors, and in all other respects he shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to be an Executive Director if he shall cease to hold the office of Director for any cause.

ALTERNATE DIRECTORS

95.1	Each Director shall have the power to appoint any person to be his alternate Director and may at his discretion remove such alternate Director. If such alternate Director is not another Director, such appointment, unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an alternate Director shall be effected by notice in writing signed by the appointor and delivered to the Office or tendered at a meeting of the Board. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director.

95.2	Every person acting as an alternate Director shall (except as regards power to appoint an alternate Director and remuneration and any requirement to hold a share qualification) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part (if any) of the remuneration otherwise payable to the Director appointing him as such Director may by notice in writing to the Company from time to time direct.

95.3	Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director but he shall not be counted more than once in the quorum). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

95.4	An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director provided that, if at any meeting any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

DIRECTORS’ FEES

96.	Each of the Directors shall be paid a fee at such rate as may from time to time be determined by the Board (or for the avoidance of doubt any duly authorised committee of the Board) provided that the aggregate of all such fees so paid to Directors (excluding amounts payable under any other Article) shall not exceed £250,000 per annum, or such higher amount as may from time to time be determined by ordinary resolution of the Company except that any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only be entitled to a sum in proportion to the time during such period for which he has held office.

97.	Each Director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or separate meetings of the holders class of shares or of debentures of the Company and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resided abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

DECLARATION OF DIRECTORS’ INTERESTS

98.1	A Director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company must declare, in accordance with the Act, the nature and extent of his interest to the other Directors.

98.2	A Director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company must declare, in accordance with the Act, the nature and extent of his interest to the other Directors unless the interest has been declared under Article 98.1 above.

98.3	For the purposes of Articles 98.1 and 98.2:-

(a)	the declaration of interest must be made at a meeting of the Directors or by notice in writing to the Directors in accordance with section 184 of the Act or by general notice in accordance with section 185 of the Act;

(b)	if the declaration proves to be or becomes inaccurate or incomplete, a further declaration must be made;

(c)	a declaration in respect of a proposed transaction or arrangement must be made before the company enters into the transaction or arrangement;

(d)	a declaration in respect of an existing transaction or arrangement must be made as soon as is reasonably practicable;

(e)	a declaration of an interest of which the director is not aware or where the director is not aware of the transaction or arrangement in question is not required; and

(f)	an interest of a person who is connected with a Director shall be treated as an interest of the Director.

98.4	A Director need not declare an interest under Articles 98.1 and 98.2:-

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other Directors are already aware of it (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

(c)	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by a:-

(i)	meeting of the Directors; or

(ii)	committee of the Directors appointed for the purpose under these Articles.

DIRECTORS’ INTERESTS

99.1	Subject to the provisions of the Act, and provided that he has disclosed to the Board the nature and extent of any interest of his in accordance with Article 98.1 or 98.2, a Director notwithstanding his office:-

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

99.2	Any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

99.3	In the case of interests arising under Article 98.1 or 98.2 , save as otherwise provided in these Articles, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, the Company) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:-

(a)	the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, the Company or any Subsidiary Undertaking;

(b)	the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any Subsidiary Undertaking for which the Director or a person connected with him has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)	his interest arises by virtue of him or a person connected with him subscribing or agreeing to subscribe for any shares, debentures or other securities of the Company or any Subsidiary Undertaking or by virtue of him or a person connected with him being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any Subsidiary Undertaking for subscription, purchase or exchange;

(d)	the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in Part 22 of the Act) representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to Members of such company (excluding any shares in the company held as treasury shares and any voting rights attaching thereto);

(e)	the resolution relates in any way to an arrangement in whole or in part for the benefit of the employees of the Company or any Subsidiary Undertakings which does not award him as such any privilege or advantage not generally awarded to the employees to whom such arrangement relates; or

(f)	the resolution relates in any way to the purchase or maintenance for the Directors of insurance against any liability which by virtue of any rule of law would otherwise attach to all or any of them in respect of any negligence, default, breach of duty or breach of trust in relation to the Company or any Subsidiary Undertaking.

99.4	A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

99.5	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or a body corporate in which the Company is interested the proposals may be divided and considered in relation to each Director separately and (provided he is not for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

99.6	If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question may (unless the Director concerned is the chairman of the meeting in which case he shall withdraw from the meeting and the Board shall elect a vice chairman to consider the question in place of the chairman), before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed and provided that any such question shall, for the purposes of disclosure of the interest in the accounts of the Company, be finally and conclusively decided by a majority of the Board (other than the Director concerned).

DIRECTORS’ POWERS TO AUTHORISE CONFLICTS OF INTEREST

100.1	The Directors may authorise, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a Director infringing his duty under section 175 of the Act to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company and which may reasonably be regarded as likely to give rise to a conflict of interest.

100.2	Authorisation of a matter under Article 100.1 is effective only if:-

(a)	the matter has been proposed to the Directors by its being submitted in writing for consideration at a meeting of the Directors or for the authorisation of the Directors by resolution in writing and in accordance with the Board’s normal procedures or in such other manner as the Board may approve;

(b)	any requirement as to quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director; and

(c)	the matter has been agreed to without the Director in question and any other interested Director voting or would have been agreed to if their votes had not been counted.

100.3	Any authorisation of a matter under Article 100.3 shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

100.4	The Board may authorise a matter pursuant to Article 100.1 on such terms and for such duration, or impose such limits or conditions on it, as it may decide and vary the terms or duration of such an authorisation (including any limits or conditions imposed on it) or revoke it. A Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.

100.5	Any terms imposed by the Board under Article 100.4 may include (without limitation):-

(a)	whether the Director may vote (or be counted in the quorum) at a meeting of the Board or any committee or sub-committee of the Board in relation to any resolution relating to the relevant matter;

(b)	whether the Director is to be given any documents or other information in relation to the relevant matter; and

(c)	whether the Director is to be excluded from discussions in relation to the relevant matter at a meeting of the Board or any committee or sub-committee of the Board or otherwise.

100.6	The Director shall not be required to disclose any confidential information obtained in relation to the relevant matter (other than through his position as a Director of the Company) to the Company or to use or apply it in performing his duties as a Director if to do so would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter.

100.7	A Director does not infringe any duty he owes to the Company by virtue of sections 171 to 177 of the Act if he acts in accordance with such terms, limits and conditions (if any) as the Board may impose in respect of its authorisation of the Director’s conflict of interest or possible conflict of interest under Article 100.1.

100.8	A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under Article 100.1 and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

100.9	A reference in these Articles to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

DIRECTORS’ INTERESTS – GENERAL

101.1	For the purposes of Articles 98.1 to 100.9 (inclusive):-

(a)	an interest of a person connected with a Director shall be treated as an interest of the Director; and

(b)	section 252 of the Act shall determine whether a person is connected with a Director.

101.2	The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Board or of a committee of the Board or ratify any contract, transaction or arrangement, or other proposal, not duly authorised by reason of a contravention of any provisions of these Articles.

POWERS AND DUTIES OF THE BOARD

102.	The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Act or these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Act and these Articles and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

103.	The Board may establish committees, local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such committees, local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any committees, local board, manager or agent any of the powers, authorities and discretion vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

104.	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretion vested in him.

105.	The Board may entrust to and confer upon any one or more Directors any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

106.	Subject to the provisions of the Act, the Company may keep an overseas or local or other register in any place, and the Board may make and vary such regulations as it may think fit respecting the keeping of any such register.

107.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

108.	The Board shall cause minutes or records to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Directors present at each meeting of the Board or committee of the Board; and

(c)	of all resolutions and proceedings at all meetings of the Company, of the holders of any class or classes of shares in the Company and of the Board and of any committee of the Board.

109.	The Board on behalf of the Company may, subject to the provisions of the Act , exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any Director or former Director or the relations, connections or dependants of any Director or former Director, provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a Director or former Director who has not been an Executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of such a Director or former Director without the approval of an ordinary resolution of the Company. A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

PROVISION FOR EMPLOYEES

110.	The Board may by resolution exercise any power conferred by the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

BORROWING

111.1	Subject as hereinafter provided and subject to the Act, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present or future) and uncalled capital or any part thereof and (subject to section 551 of the Act) to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

111.2	The Board shall restrict the borrowings of the Company and exercise all voting and other rights, powers of control or rights of influence exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise the Board can secure) that the aggregate amount for the time being remaining outstanding of all monies borrowed by the Group (as hereinafter defined) and for the time being owing to persons outside the Group less the aggregate amount of Current Asset Investments (as hereinafter defined) shall not at any time without the previous sanction of the Company in general meeting exceed an amount equal to four times the Adjusted Capital and Reserves (as hereinafter defined).

111.3	For the purpose of this Article:

(a)	“Group” means the Company and its subsidiary undertakings for the time being;

(b)	“Adjusted Capital and Reserves” shall mean that sum, calculated from time to time, which equals the aggregate of the amount paid up on the issued or allotted share capital and the net amount of the credit and debit balances (if any) on the other reserves (whether distributable or undistributable) of the Company and its subsidiaries as shown in the latest audited consolidated balance sheet of the Company and its subsidiaries but after:

(i)	adding back the amount set aside for deferred taxation;

(ii)	making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or share premium account subsequent to the date of the latest audited balance sheet and so that for this purpose if any issue or proposed issue of shares or loan stock convertible into shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription monies payable in respect thereof (not being monies payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares or loan stock convertible into shares (as the case may be) was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(iii)	making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the latest audited balance sheet to the extent that such distribution is not provided for in such balance sheet;

(iv)	making such adjustments as may be appropriate in respect of any material variation in the interests of the Company in its subsidiary undertakings (including a variation whereby an undertaking becomes or ceases to be a subsidiary undertaking) since the date of the latest audited balance sheet;

(v)	if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the Company, making all such adjustments as would be appropriate if such transaction has been carried into effect;

(vi)	excluding minority interests in subsidiary undertakings to the extent not already excluded;

(vii)	adding back a sum equal to any goodwill arising on acquisitions (whether before or after the date of adoption of these Articles) of companies and businesses remaining within the Group which has been written off against reserves in accordance with United Kingdom generally accepted accounting principles;

(c)	“monies borrowed” shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):

(i)	the amount of all debentures allotted or issued (whether or not for cash) by any member of the Group which are not for the time being beneficially owned by a company within the Group;

(ii)	the outstanding amount of acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(iii)	the nominal amount of any allotted or issued and paid up share capital (other than equity share capital) of any subsidiary undertaking which is a body corporate of the Company not for the time being beneficially owned by other members of the Group;

(iv)	the amount of any other allotted or issued and paid up share capital and of any other debentures or other borrowed monies (not being shares or debentures which or borrowed monies the indebtedness in respect of which is for the time being beneficially owned within the Group) the redemption or repayment whereof is guaranteed (or is the subject of an indemnity granted) by any member of the Group;

(v)	the minority proportion of monies borrowed and owing to a partly owned subsidiary undertaking by another member of the Group;

(vi)	the aggregate amount owing by any member of the Group under leases or other arrangements which are to be treated as liabilities in accordance with United Kingdom generally accepted accounting principles;

(vii)	the principal amount of any book debts of any member of the Group which have been sold or agreed to be sold, to the extent that any member of the Group is for the time being liable to indemnify or reimburse the purchaser in respect of any non-payment in respect of such book debts;

but shall be deemed not to include:

(viii)	any amounts borrowed by any member of the Group from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by any federal or state agency or governmental body, or any institution carrying on a similar business or performing a similar function;

(ix)	the minority proportion of monies borrowed by a partly owned subsidiary undertaking and not owing to another member of the Group;

and so that:

(x)	no amount shall be taken into account more than once in the same calculation but subject thereto sub-paragraphs (i) to (ix) of this paragraph (c) above shall be read cumulatively; and

(xi)

in determining the amount of any debentures or other monies borrowed or of any share capital for the purpose of this paragraph (c) there shall be taken into account the nominal or principal amount thereof (or, in the case of partly paid debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final redemption or repayment provided that if monies are borrowed or shares are issued on terms that they may be repayable or redeemable (or that any member of the Group may be required to purchase them) earlier than their final maturity or redemption date (whether by exercise of an option on the part of the issuer or the creditor or a trustee for the creditor or the shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount, then there shall be taken into account the amount which would, in accordance with United Kingdom generally accepted accounting principles, be regarded as payable on repayment, redemption or purchase of such debentures, monies borrowed or share capital as at the date of the latest audited balance sheet;

(d)	in relation to a partly owned subsidiary undertaking the “minority proportion” is a proportion equal to the proportion of its issued equity share capital which is not attributable to the Company;

(e)	“Current Asset Investments” means the aggregate of:

(i)	cash in hand of the Group;

(ii)	sums standing to the credit of any current or other account of any member of the Group with banks or similar institutions in the United Kingdom or elsewhere to the extent that remittance of the same to the United Kingdom is not prohibited by any law, regulation, treaty or official directive or, where remittance of the same to the United Kingdom is so prohibited, to the extent that the same may be set off against or act as security for any monies borrowed by such member;

(iii)	the amount of such assets as would be included in “Current Assets - Investments” and short term deposits in a consolidated balance sheet of the Group prepared as at the date of the relevant calculation in accordance with the principles used in the preparation of the latest audited balance sheet;

less, in the case of a partly owned subsidiary undertaking, a proportion thereof equal to the minority proportion.

111.4	For the purposes of the foregoing paragraphs borrowed monies expressed in or calculated by reference to a currency other than sterling shall be notionally converted into sterling at the relevant rate of exchange prevailing in London on the day before that date or, if it would result in a lower figure, at the rate of exchange prevailing in London on the day six months before that date and so that for these purposes the rate of exchange shall be taken as the spot rate in London recommended by a London clearing banker, selected by the Board, as being the most appropriate rate for the purchase by the Company of the currency in question for sterling on the day in question, or, if that is not a business day, on the last business day before the day in question.

111.5	The determination of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned and for the purposes of their computation the Auditors may at their discretion make such further or other adjustments (if any) as they think fit. Nevertheless the Board may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit hereinbefore contained is inadvertently exceeded an amount of borrowed monies equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the Auditors or otherwise the Board became aware that such a situation has or may have arisen.

111.6	No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

PROCEEDINGS OF THE BOARD

112.	Subject to the provisions of these Articles the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. The Board shall meet not less than six times in each year. A meeting of the Directors may be validly held notwithstanding that all of the Directors are not present at the same place and at the same time provided that:

(a)	all of the Directors at the time of the meeting are in direct communication with each other whether by way of telephone audio link or other form of telecommunications (and such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is); and

(b)	all of the Directors entitled to attend a meeting of the Directors agree to the holding of the meeting in the manner described herein.

113.	Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may require of the Board that notices of Board meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but in the absence of any such requisition it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either prospectively or retrospectively provided that for the purpose of determining the validity of any business conducted at any meeting no retrospective waiver given more than seven days after the date of the start of the meeting shall be effective.

114.	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. A person who is an alternate Director but not also a Director shall be counted in the quorum if his appointor is not present. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of that Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

115.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose. If there are no Directors able or willing to act, then any two Members may summon a general meeting for the purpose of appointing Directors.

116.	The Board may elect a Chairman and one or more Deputy Chairmen of its meetings and determine the period for which they are respectively to hold such office. If no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor any Deputy Chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

117.1	A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretion for the time being vested in or exercisable by the Board. Each and every power, authority or discretion under these Articles vested in the Board may be delegated by the Board to a committee in accordance with the provisions of Article 117.2 and no such power, authority or discretion shall be regarded as being incapable of delegation to such a committee.

117.2	The Board may delegate any of its powers, authorities and discretion to committees, consisting, subject to the provisions of the next following Article, of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretion so delegated, conform to any regulations which may be imposed on it by the Board. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that:

(a)	the number of members of any committee who are not members of the Board shall be less than one half of the total number of members of that committee; and

(b)	no resolution of any committee shall be effective unless a majority of the members of the committee present at the meeting at which the resolution is passed are members of the Board; and

(c)	the chairman of each committee shall be a Director and in the case of any equality of votes the chairman of the committee shall have a second or casting vote.

Subject thereto the meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under this Article 117.2.

118.	A resolution in writing signed by all the Directors (or their duly appointed alternates) for the time being entitled to receive notice of a meeting of the Board (provided that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned.

119.	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee and had been entitled to vote.

DIVISIONAL DIRECTORS

120.1	The Board may appoint any person or manager as a divisional director or with such other title as the Board may from time to time determine. Any such divisional director shall not be or be deemed to be a director of the company within the meaning of the Act or these Articles. The appointment and remuneration (if any) of any divisional director shall be determined by the Board with full powers to make such arrangements as the Board may think fit. For the avoidance of doubt the Board shall have the right to enter into any contract on behalf of the Company or transact any business of any description without the knowledge and approval of the divisional directors excepting that no act shall be done that would impose any personal liability on any or all of the divisional directors except with his or their knowledge or consent.

120.2	No divisional director shall be entitled to attend or be present at or receive notice of any meeting of the directors or of any committee but the Board shall be at liberty at any time to request a divisional director to attend any meeting of the Board or a committee of the directors but divisional directors present at such meetings shall not be counted in quorum and shall not be entitled to vote thereat.

120.3	The appointment of a person to be a divisional director shall not (save as otherwise agreed between him and the Company), affect the terms and conditions of his employment (if any) by the Company whether as regards duties, remuneration, pension or otherwise and he shall cease to be a divisional director if he resigns as such or (as the case may be) in the event of his ceasing to be in employment of the Company or an associated company or in the event of his being removed as a divisional director by a resolution of the Board provided that termination of such an appointment shall not of itself affect the terms and conditions of his employment (if any) by the Company.

SECRETARY AND REGISTRAR

121.1	Subject to the provisions of the Act, the Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit and any Secretary so appointed may be removed by the Board. The Board may appoint a Registrar.

121.2	Anything by the Act or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any reason no secretary capable of acting, may be done by or to any officer of the Company authorised generally or specifically in that behalf by the Board.

121.3	A provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

MINUTES

122.	The Board shall cause minutes to be made:

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Directors present at each meeting of the Board and of committees of the Board; and

(c)	of all resolutions and proceedings at all meeting of the Company and of the Board and of committees of the Board.

Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the Chairman of the meeting at which the proceedings were conducted or by the Chairman of the next succeeding meeting.

AUTHENTICATION OF DOCUMENTS

123.	Any Director or the Secretary or any persons appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the holders of any class of shares of the Company or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company and certify copies thereof or extracts therefrom as true copies or extracts. A document purporting to be a copy or production or the minutes of or an extract from the minutes of a meeting of the Company or the holders of any class of shares of the Company or of the Board or any committee of the Board that is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

SEALS

124.1	The Board shall provide for the custody of every Seal. Save as provided in Article 124.2 a Seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board on its behalf. Subject as otherwise provided in these Articles, any instrument to which the common seal is affixed shall be signed by one or more Directors and the Secretary or by two or more Directors or by signatories appointed and authorised for the purpose by the Directors, and any instrument to which an official seal is affixed need not, unless the Board for the time being otherwise requires, be signed by any person.

124.2	The Company may have for use in any territory, district or place elsewhere than in the United Kingdom an official seal which shall be a facsimile of its common seal with the addition on its face of the name of every territory, district or place where it is to be used, and such seal shall be affixed under the authority and which the presence of such person or persons as the Directors shall from time to time in writing under the common seal direct to all instruments required to be sealed therewith and the said instruments shall be countersigned by such person or persons who shall in addition certify in writing on each such instrument the date on which and the place at which such official seal is affixed thereto.

124.3	A document signed by a Director and by the Secretary or another Director and expressed, in whatever form of words, to be executed by the Company shall have the same effect as if it were under seal. A document executed in this way which takes it clear on its face that it is intended to be a deed, in whatever form of words, has effect, upon delivery, as a deed.

DIVIDENDS AND OTHER PAYMENTS

125.	Subject to the Act, the Company in general meeting may from time to time declare dividends to be paid to the Members according to their rights and interests in the profits available for distribution, but no dividend shall be declared in excess of the amount recommended by the Board.

126.1	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides:

(a)	all dividends shall be declared and paid according to the nominal amounts (excluding any premium) paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

126.2	The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if at the time of payment any preferential dividend is in arrear. Provided that the Board acts bona fide, the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights.

126.3	No dividend shall be paid otherwise than out of profits available for distribution in accordance with the Act.

127.	Subject to the provisions of the Act, insofar as in the opinion of the Board the profits of the Company justify such payments the Board may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof.

128.	The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

129.1	The Board may retain the dividends payable upon shares in respect of which any person is entitled to become a Member under the provisions of these Articles as to the transmission of shares or that any person is under those provisions entitled to transfer until that person becomes a Member in respect of those shares or transfers the same.

129.2	All dividends shall be apportioned and (subject to any lien of the Company) paid to Members on the register on the date the dividend is declared, made or paid notwithstanding any subsequent transfer or transmission of shares proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

130.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

131.	Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or by direct debit or bank transfer to such bank or building society account as the Member entitled thereto in writing directs or by such other means including electronic media offered by the Company as the holder or person entitled thereto may in writing agree or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address or bank or building society or other electronic account as appearing in the Register or addressed to such person and at such address or bank or building society or other electronic account as the holder or joint holders may in writing direct. Every cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the holder or in the case of joint holders the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

132.	Any dividend unclaimed after a period of twelve years from the date such dividend became due for payment shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

133.	Any general meeting declaring a dividend may by ordinary resolution, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions and arrange for the distribution of the net proceeds of sale in due proportion among the Members who would have been entitled to the fractions, or for the retention of such net proceeds for the benefit of the Company, or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution and may vest such specific assets in trustees as may seem expedient to the Board.

RESERVES

134.	The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sums as it thinks proper as reserves which shall (subject to the Act), at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION OF RESERVES

135.1

The Company may, upon the recommendation of the Board, and subject to the provisions of the Act, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) and not required for payment of dividend on any shares with a preferential right to dividend whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid up among such Members, or partly in one way and partly in the other and the Board shall give effect to such resolution provided that for the purposes of this Article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid and that no unrealised profits shall be used in paying up any amounts unpaid on any issued shares.

135.2	Subject to the provisions of this Article the Board may, with prior sanction of an ordinary resolution of the Company offer the holders of Ordinary shares the right to elect to receive, in respect of all or part of their holding of Ordinary shares, additional Ordinary shares in the capital of the Company, credited as fully paid, instead of cash in respect of such dividend or dividends (or parts thereof) as are specified by such resolution. The following provisions shall apply:

(a)	the said resolution may specify a particular dividend, or may specify all or any dividends paid, proposed to be paid or declared within a specified period, but such period must expire not later than the end of the fifth annual general meeting to be held following the date of the meeting at which such resolution is passed;

(b)	save where the said resolution specifies or requires otherwise, the entitlement of each holder of Ordinary shares to new Ordinary shares shall be determined by the Board so that the Relevant Value thereof shall be as nearly as practicable equal to (but not in excess of) the cash amount (disregarding any tax credit) that such shareholder would have received by way of dividend. For this purpose “Relevant Value” shall be calculated by reference to the average of the mid closing price of the Company’s Ordinary shares on the Alternative Investment Market operated by the Stock Exchange on the day when Ordinary shares are first quoted ‘ex’ the relevant dividend and four dealing days thereafter or in such other manner as may be determined by or in accordance with an ordinary resolution of the Company. A certificate of or report by the Auditors as to the amount of any dividend shall be conclusive evidence of that amount;

(c)	the basis of allotment shall be such that no Member may receive a fraction of an Ordinary share and an election to receive Ordinary shares in lieu of a cash dividend which gives rise to a fractional entitlement will be deemed to be an election to receive only that whole number of additional Ordinary shares which is as nearly as possible to but not greater than the cash amount of the dividend to which the Member is otherwise entitled;

(d)	the Board, after determining the basis of allotment, shall notify the holders of Ordinary shares in writing of the right of election offered to them, and, subject as provided in paragraph (j) below, shall send with, or following, such notification forms of election and specify the procedure to be followed and the place at which, and the latest time by which, duly completed forms of election must be lodged in order to be effective;

(e)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary shares in respect whereof the said election has been duly made (“the elected Ordinary shares”) and instead thereof additional Ordinary shares shall be allotted to the holders of the elected Ordinary shares shall be allotted to the holders of the elected Ordinary shares on the basis of allotment determined as aforesaid. For such purpose the Board shall capitalise out of such of the sums standing to the credit of any of the Company’s reserves (including any share premium account, capital redemption reserve fund or any other undistributable reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary shares for allotment and distribution to and amongst the holders of the elected Ordinary shares on such basis;

(f)	the additional Ordinary shares so allotted shall rank pari passu in all respects with the fully paid Ordinary shares then in issue save only as regards participation in the relevant dividend (or share election in lieu);

(g)	where the Ordinary shares constitute authorised investments for the purposes of the Trustee Investments Act 1961 the Board shall (unless otherwise resolved by the Company in general meeting) ensure that at least part (being such part as the Board may decide) of the dividend payable on each Ordinary share in each calendar year is paid in cash;

(h)	the Board may on any occasion determine that rights of election hereunder shall be subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to legal or practical problems under the laws of or the requirements of any recognised regulatory body or any stock exchange in any territory;

(i)	the Board may undertake and do such acts and things as it may consider necessary or expedient for the purpose of giving effect to the provisions of this Article including (without limiting the foregoing) making such provisions as they may think fit in relation to any fracture of an Ordinary share which may or would arise pursuant to the application of paragraph (c) of this Article (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned); and

(j)	the Board may introduce and operate such arrangements as it may consider necessary whereby any holder of Ordinary shares may agree (unless and until such arrangements are by written notice terminated in respect of any holder by the Board or by any such holder himself) to elect to receive in respect of all (but not part) of his holding of Ordinary shares additional Ordinary shares of the Company in lieu of the whole (but not part) of all future dividends payable on his holding of Ordinary shares in respect of which the Company (pursuant to any authority of the Board in general meeting as is specified in this Article) offers to holders of Ordinary shares such right to elect (“relevant dividends”) (subject always to the provisions of paragraph (c) hereof) and during the continuance of such arrangements in respect of any holder of Ordinary shares (i) the Board shall not be obliged to send forms of election to any such holder in accordance with paragraph (d) hereof; and (ii) the agreement by such holder to elect as aforesaid shall be effective for all purposes as an election in respect of all relevant dividends;

(k)	in relation to any particular proposed dividend the Board may in its absolute discretion withdraw or terminate the offer previously made to holders to elect to receive additional Ordinary shares in lieu of the cash dividend (or that part of the dividend in respect of which a right of election has been offered) at any time prior to the allotment of the additional Ordinary shares. The Board shall not proceed with any offer unless the Company has sufficient authorised but unissued Ordinary shares and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment has been determined.

135.3	Where any difficulty arises in regard to any distribution under this Article, the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions and arrange for the distribution of the net proceeds of sale in due proportion among the Members who would have been entitled to the fractions, or for the retention of such net proceeds for the benefit of the Company, or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seen expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATES

136.	Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

FORM OF RECORDS

137.	Any register, index, minute book, or other book or accounting records required by these Articles or the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

ACCOUNTING RECORDS

138.	The Board shall cause to be kept and laid before the Company in general meeting accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions in accordance with the Act.

139.	The accounting records shall be kept at the office or, subject to the Act, at such other place or places as the Board may think fit and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

140.1	Subject to Article 140.2 a printed copy of every balance sheet and profit and loss account together with the report of the Board thereon and including every other document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto at least twenty one days before the date of the meeting in accordance with the requirements of the Act, and copies shall also be sent in appropriate numbers to the Stock Exchange in accordance with its regulations.

140.2	The Company need not, if the Board so decides send copies of such documents to Members, but may instead send them a summary financial statement derived from the Company’s balance sheet and profit and loss account and the report of the Board thereon, in such form and containing such information as may be required by the Act provided that copies of the documents referred to in Article 140.1 shall be sent to any Member who wishes to receive them and the Company shall comply with the provisions of the Act as to the manner in which it is to ascertain whether a Member wishes to receive them.

140.3	This Article shall not require a copy of the documents referred to in Articles 140.1 or 140.2 to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

AUDIT AND AUDITORS

141.1	Auditors shall be appointed and their duties regulated in accordance with the Act.

141.2	Subject to the provisions of the Act, all acts done by any person or persons acting as Auditors shall, as regards all persons dealing in good faith with the Company, be valid notwithstanding that there was some defect in their appointment.

141.3	The Auditors shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any Member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns them as Auditors.

SERVICE OF NOTICES AND OTHER DOCUMENTS

142	Any notice or other document (including a share certificate) may be served on or delivered to any Member either:

(a)	personally; or

(b)	by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register; or

(c)	by delivering it to or leaving it at such registered address addressed as aforesaid; or

(d)	by any electronic means which enables the Member concerned to read the text of the notice or other document but only where the Member has given his consent in writing to receiving notice or other documents by electronic means and in such consent has set out an address to which notice or other documents shall be sent by electronic means.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

143.	Any Member described in the Register by an address not within the United Kingdom who shall, from time to time, give to the Company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address, but save as aforesaid no Member other than a Member described in the Register by an address within the United Kingdom shall be entitled to receive any notice from the Company.

144.	Any such notice or other document, if sent by first class post, shall be deemed to have been served or delivered on the day after the day when it was put in the post, and in proving such service or delivery it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left. Any notice or other document given or sent by electronic means shall be deemed to have been served or delivered on the day it was given or sent by electronic means.

145.	Any notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the tine of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

146.	Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which, before his name and address have been entered in the Register, shall have been duly given to the person from whom he derives his title to such share.

147.	Any summons, notice, order or other document required to be to sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid letter addressed to the Company, or such officer at the Office.

148.1

If at any time the Company is unable effectively to convene a general meeting by notices sent through the post as a result of the suspension or curtailment of postal services in the United Kingdom, a general meeting may be convened by advertisement in the United Kingdom. In any such case the Company shall send confirmatory copies of the notice by post if at least two days prior to the date fixed for the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

148.2	Any notice given by advertisement shall be advertised on the same date in at least two leading daily newspapers in the United Kingdom (at least one of which shall be published in London) and such notice shall be deemed to have been served at noon on the day when the advertisement appears.

ELECTRONIC COMMUNICATIONS

149.1	Subject to the provisions of the Act , any document or information to be given, sent, supplied, delivered or provided to any person by the Company, whether pursuant to these Articles, the Acts or otherwise, is also to be treated as given sent, supplied, delivered or provided where it is made available on a website, or is sent by electronic means, in the manner provided by the Act for the purposes of, inter alia, that Act. For the purposes of paragraph 10(2)(b) of Schedule 5 to the Act, the Company may give, send, supply, deliver or provide documents or information to Members by making them available on a website.

149.2	Subject to the provisions of the Act, the Directors may from time to time make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents or information by electronic means by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Acts in relation to electronic means; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article.

UNTRACED SHAREHOLDERS

150.	When the registered address of any Member appears to the Board to be incorrect or out of date such Member may, if the Board so resolves, be treated as if he had no registered address and the Company will not thereafter be obliged to send to such Member cheques, warrants, notices of meetings or copies of the documents referred to in Article 140.1 or any of them provided that no resolution as aforesaid shall be proposed by the Board until cheques or warrants sent to the registered address of such Member have been returned by the Post Office or left uncashed on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of such Member.

151.	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a Member or any share to which a person is entitled by transmission if and provided that:

(a)	for a period of twelve years in the course of which at least three dividends have become payable in respect of the share in question, no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the share at his address on the Register or the other last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed no dividend has been claimed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(b)	the Company has at the expiration of the said period of twelve years by advertisement in both a leading national newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (a) above is located given notice of its intention to sell such share or stock; and

(c)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission; and

(d)	the Company has first given notice in writing to the Stock Exchange of its intention to sell such shares or stock.

152.	To give effect to any such sale the Company may appoint any person (a) in the case of certificated shares to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer and/or (b) in the case of uncertificated shares to authorise and procure the execution of such transfer in accordance with and subject to the regulations and facilities and requirements of the relevant system concerned and such instrument of transfer and/or transfer, shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The Company shall account to the Member or other person entitled to such share or stock for the net proceeds of such sale and shall be deemed to be his debtor and not a trustee for him in respect of the same. Any money not accounted for to the Member or other person entitled to such share or stock shall be carried to a separate account and shall be a permanent debt of the Company. Money carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

153.1	The Company may destroy:

(a)	any share certificate which has been cancelled, at any time after the expiry of one year from the date of such cancellation;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(c)	any instrument of transfer or form of renunciation of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(d)	any other document on the basis of which any entry in the Register is made, at any time after the expiry of six years from the date that the entry in the Register was first made.

The Company may, however, destroy a document after a shorter period than that specified above if a copy is retained in permanent form. The copy of a document shall be treated for the purposes of this Article as if it were the document.

153.2	It shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this Article shall be construed as imposing any liability upon or recognising liability of the Company in respect of the destruction of any document before the expiration of the relevant period specified in these Articles merely because such period had not elapsed; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

SECRECY

154.	No Member or general meeting or other meeting of Members shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or in any matter that is or may be in the nature of a trade secret or secret process or that may relate to the conduct of the business of the Company that in the opinion of the Board would be contrary to the interests of the Company to communicate to the public.

WINDING-UP

155.	The Board shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

156.	Save as otherwise provided in these Articles and subject to the rights attached to any shares issued on any special terms and conditions, on return of assets on a winding up or otherwise the surplus assets of the Company after discharge of its liabilities shall belong to and be distributed amongst the holders of Shares in proportion to the number of such shares held by them respectively after deducting in respect of any share not fully paid up the amount remaining unpaid thereon (whether or not then payable).

157.	If the Company shall be wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members, but so that if any division shall be otherwise than in accordance with the existing rights of the Members, every Member shall have the same right of dissent and other ancillary rights as set out in section 111 of the Insolvency Act 1986 as if such resolution were a special resolution passed in accordance with section 110 of that Act. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

158.1	Without prejudice to any other provisions of these Articles, the Board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers (other than the Auditors) and employees of any Group Company or body (whether or not incorporated) otherwise associated with any Group Company (or in which any Group Company has or had any interest, whether direct or indirect) or of any predecessor in business of any of the foregoing, or who are or were at any time trustees of (or directors of trustees of) any pension, superannuation or similar fund, trust or scheme or any employees’ share scheme or other scheme or arrangement in which any employees of any Group Company or of any such other body are interested including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the actual or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Group Company or any such other body, fund, trust, scheme or arrangement.

158.2

Subject to the provisions of the Act but without prejudice to any indemnity to which he may otherwise be entitled, every person who is (or was at any time) a director, alternate director, secretary or other officer (other than the Auditors) of the Company or of any other Group Company (and any executor or administrator of any such person) may be indemnified to the fullest extent permitted by law (but so that this Article does not extend to any matter insofar as it would cause this Article or any part of it to be void under the Act ) out of the assets of the Company against all costs, claims, charges, expenses, losses, damages and liabilities (“Liabilities”) incurred by him in relation to the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to such

Group Company (or in relation to his directorship of any company that is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), including (without prejudice to the generality of the foregoing) any Liability incurred by him in defending, disputing, investigating or providing evidence in connection with any actual or threatened proceedings, claims, demands or investigations whether civil, criminal or regulatory, which relate to anything done or omitted (or alleged to have been done or omitted) by him as an officer or employee of any Group Company in which judgment is given in his favour (or in which he is acquitted, or which are otherwise disposed of without any finding or admission of material breach of duty on his part) or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the matter concerned.